UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):February 21, 2016

ARROGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-53018 Commission File Number	20-8057585 (I.R.S. Employer Identification Number)

2500 Broadway, Bldg. F, Suite F-125
Santa Monica, CA 90404

(Address of principal executive offices)

(424) 238-4442

(Issuer’s Telephone Number)

___________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02UNREGISTERED SALE OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Arrogene, Inc., a Delaware corporation (the "Company"):

1.a.On February 21, 2016 and April 20, 2016, the Company sold an aggregate of $900,000 of its securities consisting of 10% Convertible Promissory Notes (“Notes”) for a purchase price equal to the principal amount of the Notes.  The Notes were sold in connection with a private offering of Notes being undertaken by the Company in the aggregate amount of $5,000,000.  The form of Note is filed herewith as Exhibit 4.01.  The Notes are due and payable five years from the date of issue, (the “Maturity Date”) and are convertible, at the option of the holder, into shares of Arrogene Common Stock at a conversion price (“Conversion Price”) determined as follows:  the lesser of (i) $1.00 per share or (ii) if the Company has completed a Qualified Financing, as defined in the Note, prior to the Conversion Date (a “Qualified Financing”),  the price per share of Common Stock or Common Stock Equivalent in the Qualified Financing (the “Qualified Financing Price”).

b.The Notes were sold to two (2) persons each of whom qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D.  The Notes and the Common Stock issuable upon conversion of the Notes are “restricted securities” under the Securities Act of 1933, as amended and the Notes evidencing same bear the Company’s customary restrictive legend.

c.No sales commissions have been paid to date with respect to this offering.

d.The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D thereunder.  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that each accredited investor obtained all information regarding the Company that was requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.See paragraph 1(a) above

f.The net proceeds from the sale of Securities will be used for working capital.

ITEM 5.02ELECTION OF DIRECTORS; COMPENSATORY ARRANGEMENTS

Effective March 31, 2016, the Company and Dr. Jack Kavanaugh entered into an Amended Agreement amending and restating in its entirety, the previous Agreement with Mr. Kavanaugh, a copy of which is filed herewith as Exhibit 10.1.

ITEM 5.03AMENDMENT TO CERTIFICATE OF INCORPORATION

Effective March 17, 2016 the Board of Directors adopted and approved an Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, a copy of which is filed herewith as Exhibit 3.1.

ITEM 9.01	EXHIBITS

3.1Amended and Restated Certificate of Designations

4.01Form of Convertible Promissory Note

10.01Amended and Restated Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arrogene, Inc.

Dated: April 20, 2016		/s/ Jack Kavanaugh
	By:	Jack Kavanaugh
	Its:	Executive Chairman

4